News Release

For more information, please contact:
Investors:
Dexter Congbalay
224-306-1535
dexter.congbalay@lambweston.com

Media:
Shelby Stoolman
208-424-5461
shelby.stoolman@lambweston.com

Lamb Weston Reports Fiscal Second Quarter 2019 Results and Updates Full Year Outlook

Second Quarter 2019 Highlights

•	Net sales increased 11% to $911 million
•	Income from operations increased 24% to $174 million; Adjusted Income from Operations(1) increased 21% to $174 million
•	Adjusted EBITDA including unconsolidated joint ventures(1) increased 18% to $223 million
•

Diluted EPS increased to $0.74 from $0.52, and includes a $0.10 benefit from a lower tax rate as a result of U.S. tax reform, partially offset by a $0.06 decrease related to the acquisition of the remaining interest in the Lamb Weston BSW joint venture

•	Adjusted Diluted EPS(1) increased to $0.80 from $0.54; and includes a $0.10 benefit from a lower tax rate as a result of U.S. tax reform

Updated FY 2019 Outlook

•	Net sales expected to increase mid-to-high single digits, up from a previous estimate of mid-single digits
•	Adjusted EBITDA including unconsolidated joint ventures(1) expected to be $870 million-$880 million, up from a previous estimate of $860 million-$870 million

Capital Deployment Highlights

•	Purchased partner’s interest in BSW joint venture
•	Acquired Australian potato processor
•	Increased quarterly dividend by 5%
•	Adopted $250 million share repurchase program

EAGLE, ID (January 4, 2019) – Lamb Weston Holdings, Inc. (NYSE: LW) announced today its fiscal second quarter 2019 results and updated its full year outlook.

“We delivered another quarter of strong sales, earnings and cash flow growth,” said Tom Werner, President and CEO. “We’re executing well across the organization and continue to expect the operating environment in North America to remain generally favorable for the remainder of fiscal 2019. As we’ve previously indicated, while we anticipate delivering solid sales and earnings results in the second half of fiscal 2019, our performance will moderate as we begin to lap strong prior year results, face increased cost inflation, ramp up investments in operating, sales and product innovation capabilities, and tackle the challenges arising from a historically poor potato crop in Europe. Despite these headwinds, due to our strong first half performance and operating momentum, we have raised our annual outlook for sales growth and EBITDA.”

“In addition, we’ve recently taken actions that we believe demonstrate our balanced, returns-driven approach when deploying capital,” Werner continued. “First, we completed the purchase of our partner’s interest in our Lamb Weston BSW joint venture in December. Second, consistent with our strategy to differentiate our global supply chain to drive growth, we acquired a frozen potato processor in Australia, which will provide us with additional capacity to serve our customers. Third, we increased our quarterly dividend by approximately 5 percent, enabling us to maintain a dividend payout range of 25 to 35 percent of Adjusted Diluted EPS. And finally, we adopted a $250 million share repurchase program designed to buy back stock on an opportunistic basis. We believe these actions, along with our performance, show our commitment to executing on our strategies to support customers, drive growth and create value for our shareholders over the long term.”

Summary of Second Quarter FY 2019 Results
($ in millions, except per share)

		Year-Over-Year		Year-Over-Year
	Q2 2019	Growth Rates	YTD 2019	Growth Rates
Net sales	$911.4	11%	$1,826.3	11%
Income from operations	$174.0	24%	$326.6	18%
Net income attributable to Lamb Weston	$119.0	55%	$226.8	42%
Diluted EPS	$0.74	42%	$1.47	36%

Adjusted EBITDA including unconsolidated joint ventures(1)	$222.8	18%	$435.7	15%
Adjusted Diluted EPS(1)	$0.80	48%	$1.53	38%

Q2 2019 Commentary

Net sales were $911.4 million, up 11 percent versus the year-ago period. Price/mix increased 6 percent due to pricing actions and favorable mix. Volume increased 5 percent, driven by growth in the Company’s Global and Retail segments.

Income from operations rose 24 percent to $174.0 million from the prior year period, which included $4.0 million of pre-tax costs in the prior year period related to the Company’s separation from Conagra Brands, Inc. (formerly ConAgra Foods, Inc., “Conagra”) on November 9, 2016.

Excluding this comparability item, income from operations grew $30.2 million, or 21 percent, driven by higher sales and gross profit. Gross profit increased $40.8 million due to favorable price/mix, volume growth and supply chain efficiency savings. This increase was partially offset by transportation, warehousing, input and manufacturing cost inflation. In addition, gross profit included a $1.7 million loss related to unrealized mark-to-market adjustments and realized settlements associated with commodity hedging contracts in the current quarter, compared with a $0.6 million loss related to these items in the prior year period.

The rise in gross profit was partially offset by a $10.6 million increase in selling, general and administrative expenses (“SG&A”), excluding comparability items. The increase was largely driven by higher expenses related to information technology services and infrastructure, as well as investments in the Company’s sales, marketing and operating capabilities. The increase in SG&A also includes approximately $2 million of unfavorable foreign exchange, which was more than offset by an approximately $4 million benefit from an insurance settlement.

Adjusted EBITDA including unconsolidated joint ventures(1) was $222.8 million, up 18 percent versus the prior year period, primarily due to growth in income from operations.

Diluted EPS increased $0.22, or 42 percent, to $0.74, which included a $0.10 benefit related to a lower U.S. corporate tax rate as a result of the U.S. Tax Cuts and Jobs Act (the “Tax Act ”) enacted in December 2017, partially offset by a $0.06 decrease related to the acquisition of the remaining interest of the Company’s Lamb Weston BSW, LLC (“Lamb Weston BSW”) joint venture. The remaining increase in diluted EPS reflects growth in income from operations.

Adjusted Diluted EPS(1) increased $0.26, or 48 percent, to $0.80, which included a $0.10 benefit related to a lower U.S. corporate tax rate as a result of the Tax Act. The remaining increase in Adjusted Diluted EPS reflects growth in income from operations.

The Company’s effective tax rate(2) in the second quarter of fiscal 2019 was 21.5 percent. The lower rate in the second quarter of fiscal 2019 versus 33.3 percent in the prior year period is primarily attributable to the effects of the Tax Act, as well as the benefit of foreign-related discrete items.

Q2 2019 Segment Highlights

Global

Global Segment Summary

		Year-Over-Year
	Q2 2019	Growth Rates	Price/Mix	Volume
	($ in mil.)
Net sales	$470.0	13%	7%	6%
Segment product contribution margin(1)	$112.4	28%

Net sales for the Global segment, which is comprised of the top 100 North American based restaurant chain customers as well as the Company’s international business, increased to $470.0 million, up 13 percent compared to the prior year period. Price/mix increased 7 percent, reflecting the carryover impact of pricing actions taken in the prior year as well as improved mix. Volume increased 6 percent, driven by growth in sales to strategic customers in the U.S. and key international markets, as well as the benefit of limited time product offerings.

Global segment product contribution margin(1) increased to $112.4 million, up 28 percent compared to the prior year period. Favorable price/mix, volume growth and supply chain efficiency savings drove the increase, which was partially offset by transportation, warehousing, input and manufacturing cost inflation.

Foodservice

Foodservice Segment Summary

		Year-Over-Year
	Q2 2019	Growth Rates	Price/Mix	Volume
	($ in mil.)
Net sales	$279.7	3%	5%	(2%)
Segment product contribution margin(1)	$97.4	6%

Net sales for the Foodservice segment, which services North American foodservice distributors and restaurant chains outside the top 100 North American based restaurant chain customers, increased to $279.7 million, up 3 percent compared to the prior year period. Price/mix increased 5 percent, reflecting the carryover impact of pricing actions taken in the prior year as well as improved mix. Volume declined 2 percent largely due to the loss of some lower-margin volume, partially offset by growth of sales of higher-margin products.

Foodservice segment product contribution margin(1) increased to $97.4 million, up 6 percent compared to the prior year period, driven by favorable price, improved mix and supply chain efficiency savings, partially offset by transportation, warehousing, input and manufacturing cost inflation.

Retail

Retail Segment Summary

		Year-Over-Year
	Q2 2019	Growth Rates	Price/Mix	Volume
	($ in mil.)
Net sales	$123.9	21%	5%	16%
Segment product contribution margin(1)	$25.9	34%

Net sales for the Retail segment, which includes sales of branded and private label products to grocery, mass merchant and club customers in North America, increased to $123.9 million, up 21 percent compared to the prior year period.

Volume increased 16 percent, primarily driven by distribution gains of Grown in Idaho and other branded products, as well as private label products. Price/mix increased 5 percent, due to higher prices across the branded and private label portfolios, as well as improved mix.

Retail segment product contribution margin(1) increased to $25.9 million, up 34 percent compared to the prior year period, due to higher price/mix, volume growth and supply chain efficiency savings. The increase was partially offset by transportation, warehousing, input and manufacturing cost inflation.

Equity Method Investment Earnings

Equity method investment earnings from unconsolidated joint ventures in the U.S. and Europe were $10.2 million and $12.1 million for the second quarter of fiscal 2019 and 2018, respectively. These amounts included a $1.1 million unrealized loss related to mark-to-market adjustments associated with currency and commodity hedging contracts in the current quarter and a $3.1 million loss related to these items in the prior year quarter. Excluding these adjustments, earnings from equity method investments declined $3.9 million compared to the prior year period, largely reflecting higher raw potato prices associated with a poor crop in Europe, partially offset by higher price/mix and volume growth in both Europe and the U.S.

Outlook

The Company updated its outlook for fiscal year 2019 as follows:

FY 2019 Outlook Summary

Net sales growth rate	Mid-to-High Single Digit Range

Adjusted EBITDA including unconsolidated joint ventures(1)	$870 million-$880 million

Interest expense	Approximately $110 million

Effective tax rate(2) excluding comparability items	Approximately 23%

Cash used for capital expenditures	Approximately $360 million

As summarized in the table above, the Company expects:

•

Net sales to grow mid-to-high single digits, with price/mix higher in the first half of fiscal 2019 versus the second half of the fiscal year, reflecting the carryover impact of customer contract pricing structures that took effect beginning in the second half of fiscal 2018. The Company’s previous estimate was for net sales to grow mid-single digits.

•

Adjusted EBITDA including unconsolidated joint ventures(1) in the range of $870 million to $880 million, an increase from the Company’s previous estimate of $860 million to $870 million. For fiscal 2019, the Company expects:

o	The rate of gross profit dollar growth to be at least in line with net sales growth.
o

To incur significantly higher SG&A as it invests to upgrade its information systems and enterprise resource planning infrastructure, as well as sales, marketing, innovation, operations and other functional capabilities, designed to drive operating efficiencies and support future growth.

o	Equity method investment earnings to decline versus the prior year, reflecting the effect of significantly higher raw potato prices in Europe.
o

The range also includes the impact of the Company exercising its contractual right to purchase the remaining 50.01% equity interest in its joint venture, Lamb Weston BSW, that it did not own. While the transaction closed in December 2018, the Company ceased recording a noncontrolling interest in the Lamb Weston BSW joint venture on its Consolidated Statement of Earnings as of November 2, 2018, the date on which the Company entered into a definitive agreement to purchase the interest.

In addition, the Company expects:

•	Total interest expense to be approximately $110 million.

•	An effective tax rate(2) of approximately 23 percent, down from the Company’s previous estimate of approximately 24 percent.

•	Cash used for capital expenditures of approximately $360 million.

•	Total depreciation and amortization expense of approximately $150 million.

End Notes

(1)

Adjusted EBITDA including unconsolidated joint ventures, Adjusted Income from Operations, Adjusted Diluted EPS and segment product contribution margin are non-GAAP financial measures. Please see the discussion of non-GAAP financial measures, including a discussion of earnings guidance provided on a non-GAAP basis, and the reconciliations at the end of this press release for more information.

(2)	The effective tax rate is calculated as the ratio of income tax expense to pre-tax income, inclusive of equity method investment earnings.

Webcast and Conference Call Information

Lamb Weston will host a conference call to review its second quarter 2019 results at 10:00 a.m. ET today. Investors and analysts may access the call toll-free by dialing (888) 394-8218, and using the event confirmation code of 8861817. A listen-only webcast will be provided at www.lambweston.com.

About Lamb Weston

Lamb Weston, along with its joint venture partners, is a leading supplier of frozen potato, sweet potato, appetizer and vegetable products to restaurants and retailers around the world. For more than 60 years, Lamb Weston has led the industry in innovation, introducing inventive products that simplify back-of-house management for its customers and make things more delicious for their customers. From the fields where Lamb Weston potatoes are grown to proactive customer partnerships, Lamb Weston always strives for more and never settles. Because, when we look at a potato, we see possibilities. Learn more about us at lambweston.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Words such as “execute,” “deliver,” “continue,” “expect,” “drive,” “support,” “grow,” “will,” “face,” “anticipate,” “provide,” “mitigate,” “create,” and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company’s plans, execution, and business outlook and prospects. These forward-looking statements are based on management’s current expectations and are subject to uncertainties and changes in circumstances. Readers of this press release should understand that these statements are not guarantees of performance or results. Many factors could affect the Company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this press release. These risks and uncertainties include, among other things: the Company’s ability to successfully execute its long-term value creation strategies; its ability to execute on large capital projects, including construction of new production lines; the competitive environment and related conditions in the markets in which it and its joint ventures operate; political and economic conditions of the countries in which it and its joint ventures conduct business and other factors related to its international operations; disruption of its access to export mechanisms; risks associated with possible acquisitions, including its ability to complete acquisitions or integrate acquired businesses; its debt levels; the availability and prices of raw materials; changes in its relationships with its growers or significant customers; the success of its joint ventures; actions of governments and regulatory factors affecting its businesses or joint ventures; the ultimate outcome of litigation or any product recalls; levels of pension, labor and people-related expenses; its ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; and other risks described in the Company’s reports filed from time to time with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements included in this press release, which speak only as of the date of this press release. The Company undertakes no responsibility for updating these statements, except as required by law.

Non-GAAP Financial Measures

To supplement the financial information included in this press release, the Company has presented Adjusted Income from Operations, Adjusted EBITDA including unconsolidated joint ventures, Adjusted Net Income Available to Lamb Weston Common Stockholders, Adjusted Diluted EPS, and segment product contribution margin, each of which is considered a non-GAAP financial measure. The non-GAAP financial measures provided should be viewed in addition to, and not as an alternative for, financial measures prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") that are presented in this press release. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net income, diluted earnings per share, cash flow from operations, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.

Management uses these non-GAAP financial measures to assist in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations. Management believes that presenting these non-GAAP financial measures provides investors with useful information because they (i) provide meaningful supplemental information regarding financial performance by excluding certain items, (ii) permit investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provide supplemental information that may be useful to investors in evaluating the Company's results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company's business than could be obtained absent these disclosures.

The Company also provides earnings guidance on a non-GAAP basis. The Company cannot predict certain elements that are included in reported GAAP results, including items such as strategic developments, acquisition and integration costs, and other items impacting comparability. This list is not inclusive of all potential items, and the Company will update as necessary as these items are evaluated on an ongoing basis, can be highly variable and could be significant to its GAAP measures. As such, prospective quantification of these items is not feasible and a full reconciliation of non-GAAP Adjusted EBITDA including unconsolidated joint ventures to GAAP net income has not been provided.

Lamb Weston Holdings, Inc.

Consolidated Statements of Earnings

(unaudited, dollars in millions, except per-share amounts)

	Thirteen Weeks Ended (1)		Twenty-Six Weeks Ended (1)
	November 25,	November 26,	November 25,	November 26,
	2018 (2)	2017	2018 (2)	2017
Net sales	$911.4	$824.6	$1,826.3	$1,642.1
Cost of sales	662.4	616.4	1,346.7	1,237.6
Gross profit	249.0	208.2	479.6	404.5
Selling, general and administrative expenses (2)	75.0	68.4	153.0	127.1
Income from operations	174.0	139.8	326.6	277.4
Interest expense, net	26.2	27.4	53.0	52.6
Income before income taxes and equity method earnings	147.8	112.4	273.6	224.8
Income tax expense	34.0	41.5	68.3	85.6
Equity method investment earnings	10.2	12.1	30.1	32.1
Net income	124.0	83.0	235.4	171.3
Less: Income attributable to noncontrolling interests	5.0	6.4	8.6	11.3
Net income attributable to Lamb Weston Holdings, Inc.	$119.0	$76.6	$226.8	$160.0
Earnings per share
Basic	$0.74	$0.52	$1.47	$1.08
Diluted	$0.74	$0.52	$1.47	$1.08
Dividends declared per common share	$0.19125	$0.18750	$0.38250	$0.37500

Computation of diluted earnings per share:
Net income attributable to Lamb Weston Holdings, Inc.	$119.0	$76.6	$226.8	$160.0
Less: Increase in redemption value of noncontrolling interests in excess of earnings allocated (3)	10.0	0.5	10.9	1.3
Net income available to Lamb Weston common stockholders	$109.0	$76.1	$215.9	$158.7
Diluted weighted average common shares outstanding	147.4	146.9	147.3	146.8
Diluted earnings per share (3)	$0.74	$0.52	$1.47	$1.08

(1)

On May 28, 2018, the Company adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers (new revenue standard), using the modified retrospective method. The Company recognized a $13.7 million cumulative effect of initially applying the new revenue standard as an adjustment to opening retained earnings. The new revenue standard did not have a significant impact on the Company’s results of operations. The comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods. See Note 2, Revenue from Contracts with Customers, of the Condensed Notes to Consolidated Financial Statements in “Part I, Item 1. Financial Statements” in the Company’s fiscal 2019 second quarter Form 10-Q, for more information.

(2)

The thirteen and twenty-six weeks ended November 26, 2017, include $4.0 million and $6.2 million, respectively, of expenses related to the Company’s separation from Conagra Brands, Inc. These expenses related primarily to professional fees and other employee-related costs.

(3)

During the thirteen and twenty-six weeks ended November 25, 2018, net income available to common stockholders and earnings per share included accretion expense, net of estimated tax benefits, of $9.5 million, or $0.06, which the Company recorded to increase the redeemable noncontrolling interest to the amount the Company agreed to pay to acquire the remaining 50.01% interest in its Lamb Weston BSW joint venture. While the accretion, net of estimated tax benefits, reduced net income available to Lamb Weston common stockholders and earnings per share, it did not impact net income in the Consolidated Statements of Earnings. The thirteen and twenty-six weeks ended November 25, 2018, include 100% of Lamb Weston BSW’s earnings beginning November 2, 2018, the date the Company entered into the definitive agreement to acquire the remaining interest in Lamb Weston BSW. Additionally, the redeemable noncontrolling interest recorded on the balance sheet as of November 2, 2018 was reclassified to “Accrued liabilities”. See Note 9, Investments in Joint Ventures, of the Condensed Notes to Consolidated Financial Statements in “Part I, Item 1. Financial Statements” in the Company’s fiscal 2019 second quarter Form 10-Q, for more information.

Lamb Weston Holdings, Inc.

Consolidated Balance Sheets

(unaudited, dollars in millions, except share data)

	November 25,	May 27,
	2018 (1)	2018
ASSETS
Current assets:
Cash and cash equivalents	$121.6	$55.6
Receivables, less allowance for doubtful accounts of $0.6 and $0.6	340.1	225.9
Inventories	628.2	549.7
Prepaid expenses and other current assets	44.7	99.2
Total current assets	1,134.6	930.4
Property, plant and equipment, net	1,521.4	1,420.8
Goodwill	132.6	135.1
Intangible assets, net	34.4	35.4
Equity method investments	218.2	219.8
Other assets	11.3	11.1
Total assets	$3,052.5	$2,752.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$13.1	$9.6
Current portion of long-term debt and financing obligations	39.5	38.7
Accounts payable	376.2	254.4
Accrued liabilities (2)	268.0	216.0
Total current liabilities	696.8	518.7
Long-term liabilities:
Long-term debt, excluding current portion	2,321.8	2,336.7
Deferred income taxes	114.8	92.1
Other noncurrent liabilities	86.2	84.3
Total long-term liabilities	2,522.8	2,513.1
Commitments and contingencies
Redeemable noncontrolling interest (2)	—	55.6
Stockholders' equity:
Common stock of $1.00 par value, 600,000,000 shares authorized; 146,616,397 and 146,395,866 shares issued	146.6	146.4
Additional distributed capital	(900.9)	(900.4)
Retained earnings	610.4	426.4
Accumulated other comprehensive loss	(15.9)	(4.3)
Treasury stock, at cost, 124,494 and 63,534 common shares	(7.3)	(2.9)
Total stockholders' deficit	(167.1)	(334.8)
Total liabilities and stockholders’ equity	$3,052.5	$2,752.6

(1)	See footnote (1) to the Consolidated Statements of Earnings above for a discussion of the impact of adopting the new revenue standard.

(2)

On November 2, 2018, the Company entered into a definitive agreement to acquire the remaining 50.01% interest in its Lamb Weston BSW joint venture. The Company agreed to pay approximately $65 million in cash attributable to the call option exercise price plus approximately $13 million in cash attributable to the seller’s interest in expected earnings of the joint venture through fiscal 2019. Prior to entering into the agreement, the value of the redeemable noncontrolling interest was recorded on the Company’s Consolidated Balance Sheet based on the value of the seller’s put option. The November 2, 2018 agreement is a contractual obligation to purchase the noncontrolling interest in Lamb Weston BSW and as a result, the purchase price is recorded in “Accrued liabilities” on the Consolidated Balance Sheet. The purchase also created $9.2 million of deferred tax assets related to the step-up in tax basis of the acquired assets. Both the accretion of the noncontrolling interest and the related tax benefits were recorded in “Additional distributed capital” on the Company’s Consolidated Balance Sheet and they did not impact net income. See Note 9, Investments in Joint Ventures, of the Condensed Notes to Consolidated Financial Statements in “Part I, Item 1. Financial Statements” in the Company’s fiscal 2019 second quarter Form 10-Q, for more information.

Lamb Weston Holdings, Inc.

Consolidated Statements of Cash Flows

(unaudited, dollars in millions)

	Twenty-Six Weeks Ended
	November 25,	November 26,
	2018	2017
Cash flows from operating activities
Net income	$235.4	$171.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangibles and debt issuance costs	77.2	66.6
Stock-settled, stock-based compensation expense	9.2	6.5
Earnings of joint ventures in excess of distributions	(4.5)	(9.3)
Deferred income taxes	27.9	19.4
Pension expense, net of contributions	3.8	3.9
Other	2.4	(2.4)
Changes in operating assets and liabilities:
Receivables	(28.2)	(39.2)
Inventories	(149.4)	(137.9)
Income taxes payable/receivable, net	3.7	6.5
Prepaid expenses and other current assets	51.0	36.3
Accounts payable	114.8	89.1
Accrued liabilities	(26.5)	(28.6)
Net cash provided by operating activities	$316.8	$182.2
Cash flows from investing activities
Additions to property, plant and equipment	(170.4)	(154.0)
Other	1.7	(1.7)
Net cash used for investing activities	$(168.7)	$(155.7)
Cash flows from financing activities
Proceeds from short-term borrowings, net	4.3	66.1
Debt repayments	(20.3)	(19.3)
Dividends paid	(56.0)	(54.8)
Cash distributions paid to noncontrolling interest	(6.1)	(6.7)
Other	(3.3)	(1.2)
Net cash used for financing activities	$(81.4)	$(15.9)
Effect of exchange rate changes on cash and cash equivalents	(0.7)	3.4
Net increase in cash and cash equivalents	66.0	14.0
Cash and cash equivalents, beginning of the period	55.6	57.1
Cash and cash equivalents, end of period	$121.6	$71.1

Lamb Weston Holdings, Inc.

Segment Information

(unaudited, dollars in millions)

	Thirteen Weeks Ended
			Year-Over-
	November 25,	November 26,	Year Growth
	2018	2017	Rates	Price/Mix	Volume
Segment sales (1)
Global	$470.0	$416.9	13%	7%	6%
Foodservice	279.7	272.8	3%	5%	(2%)
Retail	123.9	102.0	21%	5%	16%
Other	37.8	32.9	15%	7%	8%
	$911.4	$824.6	11%	6%	5%

Segment product contribution margin (1) (2)
Global	$112.4	$87.6	28%
Foodservice	97.4	91.9	6%
Retail	25.9	19.3	34%
Other	7.2	3.9	85%
	242.9	202.7	20%
Other selling, general, and administrative expenses (3)	68.9	62.9	10%
Income from operations	$174.0	$139.8	24%

Items impacting comparability (3)
Expenses related to the Separation	$—	$4.0

Adjusted income from operations (4)	$174.0	$143.8	21%

(1)	See footnote (1) to the Consolidated Statements of Earnings above for a discussion of the impact of adopting the new revenue standard.

(2)

Product contribution margin is defined as net sales, less cost of sales and advertising and promotion expenses. Segment product contribution margin excludes general corporate expenses and interest expense because management believes these amounts are not directly associated with segment performance for the period.

(3)

The thirteen weeks ended November 26, 2017 includes $4.0 million of expenses related to the Company’s separation from Conagra Brands, Inc. These expenses related primarily to professional fees and other employee-related costs.

(4)

Adjusted income from operations is a non-GAAP financial measure. Management excludes items impacting comparability between periods as it believes these items are not necessarily reflective of the ongoing operations of the Company. This non-GAAP measure provides a means to evaluate the performance of Lamb Weston’s segments and the Company on an ongoing basis using the same measures that are frequently used by the Company’s management and assists in providing a meaningful comparison between periods. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Lamb Weston Holdings, Inc.

Segment Information

(unaudited, dollars in millions)

	Twenty-Six Weeks Ended
			Year-Over-
	November 25,	November 26,	Year Growth
	2018	2017	Rates	Price/Mix	Volume
Segment sales (1)
Global	$936.8	$830.8	13%	8%	5%
Foodservice	577.5	552.2	5%	6%	(1%)
Retail	240.1	194.0	24%	9%	15%
Other	71.9	65.1	10%	9%	1%
	$1,826.3	$1,642.1	11%	7%	4%

Segment product contribution margin (1) (2)
Global	$206.9	$162.0	28%
Foodservice	199.4	182.7	9%
Retail	48.6	35.8	36%
Other	12.2	15.1	(19%)
	467.1	395.6	18%
Other selling, general, and administrative expenses (3)	140.5	118.2	19%
Income from operations	$326.6	$277.4	18%

Items impacting comparability (3)
Expenses related to the Separation	$—	$6.2

Adjusted income from operations (4)	$326.6	$283.6	15%

(1)	See footnote (1) to the Consolidated Statements of Earnings above for a discussion of the impact of adopting the new revenue standard.

(2)

Product contribution margin is defined as net sales, less cost of sales and advertising and promotion expenses. Segment product contribution margin excludes general corporate expenses and interest expense because management believes these amounts are not directly associated with segment performance for the period.

(3)

 The twenty-six weeks ended November  26, 2017 includes $6.2 million of expenses related to the Company’s separation from Conagra Brands, Inc. These expenses related primarily to professional fees and other employee-related costs.

(4)

Adjusted income from operations is a non-GAAP financial measure. Management excludes items impacting comparability between periods as it believes these items are not necessarily reflective of the ongoing operations of the Company. This non-GAAP measure provides a means to evaluate the performance of Lamb Weston’s segments and the Company on an ongoing basis using the same measures that are frequently used by the Company’s management and assists in providing a meaningful comparison between periods. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Lamb Weston Holdings, Inc.

Reconciliation of Non-GAAP Financial Measures

(unaudited, dollars in millions, except per-share amounts)

	Thirteen Weeks Ended November 25, 2018
				Equity		Net Income	Net Income
	Income		Income	Method		Attributable	Available to
	From	Interest	Tax	Investment		to Lamb	Lamb Weston	Diluted
	Operations	Expense	Expense	Earnings	Net Income	Weston	Stockholders	EPS
As reported	$174.0	$26.2	$34.0	$10.2	$124.0	$119.0	$109.0	$0.74
Items impacting comparability (1) (2):
Increase in redemption value of noncontrolling interests, net of tax benefits	—	—	—	—	—	—	9.5	0.06
Total items impacting comparability	—	—	—	—	—	—	9.5	0.06
Adjusted (3)	$174.0	$26.2	$34.0	$10.2	$124.0	$119.0	$118.5	$0.80

	Thirteen Weeks Ended November 26, 2017
				Equity		Net Income	Net Income
	Income		Income	Method		Attributable	Available to
	From	Interest	Tax	Investment		to Lamb	Lamb Weston	Diluted
	Operations	Expense	Expense	Earnings	Net Income	Weston	Stockholders	EPS
As reported	$139.8	$27.4	$41.5	$12.1	$83.0	$76.6	$76.1	$0.52
Items impacting comparability (1) (2):
Expenses related to the Separation	4.0	—	1.5	—	2.5	2.5	2.5	0.02
Total items impacting comparability	4.0	—	1.5	—	2.5	2.5	2.5	0.02
Adjusted (3)	$143.8	$27.4	$43.0	$12.1	$85.5	$79.1	$78.6	$0.54

	Twenty-Six Weeks Ended November 25, 2018
				Equity		Net Income	Net Income
	Income		Income	Method		Attributable	Available to
	From	Interest	Tax	Investment		to Lamb	Lamb Weston	Diluted
	Operations	Expense	Expense	Earnings	Net Income	Weston	Stockholders	EPS
As reported	$326.6	$53.0	$68.3	$30.1	$235.4	$226.8	$215.9	$1.47
Items impacting comparability (1) (2):
Increase in redemption value of noncontrolling interests, net of tax benefits	—	—	—	—	—	—	9.5	0.06
Total items impacting comparability	—	—	—	—	—	—	9.5	0.06
Adjusted (3)	$326.6	$53.0	$68.3	$30.1	$235.4	$226.8	$225.4	$1.53

	Twenty-Six Weeks Ended November 26, 2017
				Equity		Net Income	Net Income
	Income		Income	Method		Attributable	Available to
	From	Interest	Tax	Investment		to Lamb	Lamb Weston	Diluted
	Operations	Expense	Expense	Earnings	Net Income	Weston	Stockholders	EPS
As reported	$277.4	$52.6	$85.6	$32.1	$171.3	$160.0	$158.7	$1.08
Items impacting comparability (1) (2):
Expenses related to the Separation	6.2	—	2.3	—	3.9	3.9	3.9	0.03
Total items impacting comparability	6.2	—	2.3	—	3.9	3.9	3.9	0.03
Adjusted (3)	$283.6	$52.6	$87.9	$32.1	$175.2	$163.9	$162.6	$1.11

(1)	See footnotes (2) and (3) to the Consolidated Statements of Earnings above for a discussion of the items impacting comparability.

(2)	Items impacting comparability are tax-effected at the marginal rate based on the applicable tax jurisdiction.

(3)

Adjusted income from operations, income tax expense, equity method investment earnings, net income, net income attributable to Lamb Weston, net income available to Lamb Weston stockholders, and diluted earnings per share are non-GAAP financial measures. Management excludes items impacting comparability between periods as it believes these items are not necessarily reflective of the ongoing operations of Lamb Weston. These non-GAAP measures provide a means to evaluate the performance of Lamb Weston on an ongoing basis using the same measures that are frequently used by the Company’s management and assist in providing a meaningful comparison between periods. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Lamb Weston Holdings, Inc.

Reconciliation of Non-GAAP Financial Measures

(unaudited, dollars in millions)

To supplement the financial information included in this press release, the Company has presented Adjusted EBITDA including unconsolidated joint ventures, which is considered a non-GAAP financial measure. The following table reconciles net income attributable to Lamb Weston to Adjusted EBITDA including unconsolidated joint ventures.

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	November 25,	November 26,	November 25,	November 26,
	2018	2017	2018	2017
Net income attributable to Lamb Weston Holdings, Inc.	$119.0	$76.6	$226.8	$160.0
Income attributable to noncontrolling interests	5.0	6.4	8.6	11.3
Equity method investment earnings	(10.2)	(12.1)	(30.1)	(32.1)
Interest expense, net	26.2	27.4	53.0	52.6
Income tax expense	34.0	41.5	68.3	85.6
Income from operations	174.0	139.8	326.6	277.4
Depreciation and amortization	37.4	34.5	74.8	64.3
Items impacting comparability (1)
Expenses related to the Separation	—	4.0	—	6.2
Adjusted EBITDA (2) (3)	211.4	178.3	401.4	347.9

Unconsolidated Joint Ventures (4)
Equity method investment earnings	10.2	12.1	30.1	32.1
Interest expense, income tax expense, and depreciation and
amortization included in equity method investment earnings	7.0	5.9	14.5	13.6
Add: EBITDA from unconsolidated joint ventures	17.2	18.0	44.6	45.7

Consolidated Joint Ventures (4)
Income attributable to noncontrolling interests	(5.0)	(6.4)	(8.6)	(11.3)
Interest expense, income tax expense, and depreciation and
amortization included in income attributable to noncontrolling interests	(0.8)	(1.0)	(1.7)	(2.0)
Subtract: EBITDA from consolidated joint ventures	(5.8)	(7.4)	(10.3)	(13.3)

Adjusted EBITDA including unconsolidated joint ventures (2)	$222.8	$188.9	$435.7	$380.3

(1)	See footnote (2) to the Consolidated Statements of Earnings above for a discussion of the items impacting comparability.

(2)

Adjusted EBITDA including unconsolidated joint ventures is a non-GAAP financial measure. Management excludes items impacting comparability between periods as it believes these items are not necessarily reflective of the ongoing operations of the Company. Lamb Weston presents this measure because the Company believes it provides a means to evaluate the performance of the Company on an ongoing basis using the same measure frequently used by the Company’s management and assists in providing a meaningful comparison between periods. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. This non-GAAP measure is not intended to be a substitute for GAAP financial measures and should not be used as such.

(3)	Adjusted EBITDA includes EBITDA from consolidated joint ventures.

(4)

Lamb Weston holds equity interests in three potato processing joint ventures, including 50% of Lamb-Weston/RDO Frozen and Lamb-Weston/Meijer v.o.f., and until November 2, 2018, 49.99% of Lamb Weston BSW. Lamb Weston consolidates the financial statements of Lamb Weston BSW and accounts for its ownership in the other joint ventures under the equity method of accounting. On November 2, 2018, Lamb Weston entered into a definitive agreement to acquire the remaining 50.01% interest in its Lamb Weston BSW joint venture. On that date, Lamb Weston began recognizing 100% of Lamb Weston BSW’s earnings in its Consolidated Statements of Earnings. See Note 9, Investments in Joint Ventures, of the Condensed Notes to Consolidated Financial Statements in “Part I, Item 1. Financial Statements” in the Company’s fiscal 2019 second quarter Form 10-Q, for more information.